SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2005 (July 5, 2005)

HUDSON'S GRILL INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Texas

(State or other jurisdiction of incorporation)

333-94797

(Commission or File Number)

75-2738727

(IRS Employer Identification Number)

16970 Dallas Parkway, Suite 402, Dallas, Texas 75248

(Address of Principal Executive Offices)

Issuer's telephone number, including area code:

(972) 931-9237

Section 8 - Other Events

Item 8.01 Other Events.

Hudson's Grill International, Inc. (the "Company"), a Texas corporation based in Dallas, Texas, reports that on July 5, 2005, Vissions, Inc., a company owned by Jim and Lisa Stabile, opened a new Hudson's Grill restaurant. The new restaurant is located at 1950 North Casaloma Drive, Appleton, Wisconsin, and originally was open for dinners only until July 9th, when it began serving both lunch and dinner each day. The new franchisee paid a franchise fee of $25,000 for the rights to open and operate the Hudson's Grill, but did not receive any opening or training assistance since Mr. Stabile is already very familiar with the operations of a Hudson's Grill restaurant. He had managed the Hudson's Grill located in Marquette, Michigan, from April 1999, when it opened, until November 2004. The initial franchise fee received by the Company in early 2005 will be recognized as income in the third quarter of 2005. Jim Stabile is also a consultant with the Company, handling oversight and sales of franchises in the Upper Midwest.

Franchisees of the Company have now opened three new Hudson's Grill restaurants in the Upper Midwest this year (besides the new Appleton, WI, restaurant noted above, DePere, WI, and Dubuque, IA, also opened this year). The Company now has seven franchised Hudson's Grill restaurants operating in the Upper Midwest.

Section 9 - Financial Statements and Exhibits

Item 9.01(c) Exhibits.

1. Press Release dated July 7, 2005, regarding the opening of a Hudson's Grill restaurant by Jim Stabile.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2005

HUDSON'S GRILL INTERNATIONAL, INC. s/s Robert W. Fischer Robert W. Fischer, Director

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